ASURE SOFTWARE, INC.
2018 INCENTIVE AWARD PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

Asure Software, Inc., a Delaware corporation (the “Company”), has granted to the Participant the number of restricted stock units (“Restricted Stock Units” or “RSUs”) set forth in the Grant Notice under the Company’s 2018 Incentive Award Plan, as amended from time to time (the “Plan”). Each Restricted Stock Unit represents the right to receive one share of Common Stock (a “Share”) upon vesting. By accepting this award through AST’s Equity Plan Solutions, the Participant agrees to be bound by the terms and conditions of the Plan and the Restricted Stock Unit Aware Agreement (the “Agreement”), including those restrictive covenants set forth in Article III of the Agreement (if applicable to Participant) and confirms that the Company’s grant of this award of Restricted Stock Units is discretionary and that Participant is not otherwise entitled to this award. The Participant has reviewed the Plan and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting this award and fully understands all provisions of the Plan and the Agreement. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan and the Agreement and understands that Participant would not be awarded these Restricted Stock Units, but for Participant’s agreement to all of the terms and conditions of the Plan, the Agreement and this Grant Notice. In addition, by accepting this award through AST’s Equity Plan Solutions, the Participant also agrees that the Company, in its sole discretion, may satisfy any withholding obligations in accordance with Section 2.6(b) of the Agreement by (i) withholding shares of Common Stock otherwise issuable to the Participant upon vesting of the RSUs, (ii) instructing a broker on the Participant’s behalf to sell shares of Common Stock otherwise issuable to the Participant upon vesting of the RSUs and submit the proceeds of such sale to the Company, or (iii) using any other method permitted by Section 2.6(b) of the Agreement or the Plan.

ARTICLE I.
GENERAL

Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

Incorporation of Terms of Plan. The RSUs are subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II.
GRANT OF RESTRICTED STOCK UNITS

Grant of RSUs. Pursuant to the Grant Notice and upon the terms and conditions set forth in the Plan and this Agreement, effective as of the Grant Date set forth in the Grant Notice, the Company hereby grants to the Participant an award of RSUs under the Plan in consideration of the Participant’s past and/or continued employment with or service to the Company or any Subsidiaries and for other good and valuable consideration.

Unsecured Obligation to RSUs. Unless and until the RSUs have vested in the manner set forth in Article 2 hereof, the Participant will have no right to receive Common Stock under any such RSUs. Prior to actual payment of any vested RSUs, such RSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

Vesting Schedule. Subject to Section 2.5 hereof, the RSUs shall vest and become nonforfeitable with respect to the applicable portion thereof according to the vesting schedule set forth in the Grant Notice (rounding down to the nearest whole Share).

Consideration to the Company. In consideration of the grant of the award of RSUs pursuant hereto, the Participant agrees to render faithful and efficient services to the Company or any Subsidiary.

Forfeiture, Termination and Cancellation upon Termination of Service. Notwithstanding any contrary provision of this Agreement or the Plan, upon the Participant’s Termination of Service for any or no reason, all Restricted Stock Units which have not vested prior to or in connection with such Termination of Service shall thereupon automatically be forfeited, terminated and cancelled as of the applicable termination date without payment of any consideration by the Company, and the Participant, or the Participant’s beneficiary or personal representative, as the case may be, shall have no further rights hereunder. No portion of the RSUs which has not become vested as of the date on which the Participant incurs a Termination of Service shall thereafter become vested.

Issuance of Common Stock upon Vesting.

As soon as administratively practicable following the vesting of any Restricted Stock Units pursuant to Section 2.3 hereof, but in no event later than 30 days after such vesting date (for the avoidance of doubt, this deadline is intended to comply with the “short term deferral” exemption from Section 409A of the Code), the Company shall deliver to the Participant (or any transferee permitted under Section 4.2 hereof) a number of Shares equal to the number of RSUs subject to this Award that vest on the applicable vesting date. Notwithstanding the foregoing, in the event Shares cannot be issued pursuant to Section 10.7 of the Plan, the Shares shall be issued pursuant to the preceding sentence as soon as administratively practicable after the Administrator determines that Shares can again be issued in accordance with such Section.

As set forth in Section 10.5 of the Plan, the Company shall have the authority and the right to deduct or withhold, or to require the Participant to remit to the Company, an amount sufficient to satisfy all applicable federal, state and local taxes required by law to be withheld with respect to any taxable event arising in connection with the Restricted Stock Units. The Company shall not be obligated to deliver any Shares to the Participant or the Participant’s legal representative unless and until the Participant or the Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of the Participant resulting from the grant or vesting of the Restricted Stock Units or the issuance of Shares.

Conditions to Delivery of Shares. The Shares deliverable hereunder may be either previously authorized but unissued Shares, treasury Shares or issued Shares which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue Shares deliverable hereunder prior to fulfillment of the conditions set forth in Section 10.7 of the Plan.

Rights as Stockholder. The holder of the RSUs shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of the RSUs and any Shares underlying the RSUs and deliverable hereunder unless and until such Shares shall have been issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Article IX of the Plan.

ARTICLE III.
RESTRICTIVE COVENANTS

Applicability. The provisions of this Article III shall only apply if the Participant is employed by the Company on the Grant Date in a state other than the state of California.

Restrictions. During the Restricted Period, Participant agrees that he or she will not, directly or indirectly (including through Participant’s Affiliates):

enter into, own an interest in, engage, in, consult with, manage, be employed by, render services to, give advice to, affiliate with, operate, control or otherwise participate in the operation of any Person (including without limitation any division or business segment of such Person), which provides products or services that compete with the Business in the Territory;

promote or assist, financially or otherwise, any Person engaged in any business which provides products or services that compete with the Business in the Territory;

solicit, encourage, entice or induce or attempt to solicit, encourage, entice or induce any employee of the Company or its Affiliates to leave such employment or hire or assist any Person in hiring such employee;

solicit, encourage, entice or induce or attempt to solicit, encourage, entice or induce any Customer or Potential Customers of the Company or its Affiliates for the purpose of acquiring or diverting their business or services from the Company or its Affiliates or changing their business relationship with the Company or its Affiliates.

Enter into contract with or provide services to, or assist any other Person in entering a contract with or providing services to, any Customer or Potential Customers of the Company or its Affiliates if the contract is for services that, or the services Participant is providing, compete with the Business; with any products or services provided by the Company;

Be employed by, act as an agent for, consult with or otherwise perform services for a Customer or Potential Customer of the Company or its Affiliates; or

Make any disparaging statements about the Company or its Affiliates, directors and officers or the Business to any Person, whether in writing or verbally.

Exceptions. Participant’s ownership of shares of the common stock of the Company or at any one time a passive investment of less than two (2) percent of the outstanding equity interests of a publicly traded company that may compete with the Business will not violate the restrictions in this Article III. Participant will not violate Section 3.2(g) hereof if the statements are made in the course of engaging in activities protected under the National Labor Relations Act. Participant will not violate the restrictions in this Article III if the action is taken in the good faith performance of Participant’s employment obligations with the Company and its Affiliates.

Definitions. Capitalized terms used in Article 3 hereof have the meanings ascribed to such terms below and these definitions supersede any definition of such term in the Plan:

“Affiliates” means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term

“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Business” means the business of Company and its Affiliates, including, but not limited to: (a) providing software, hardware, products and services in the areas of payroll processing services, human resource management and consulting services, COBRA administration services, Section 125 administration services, web-based time and attendance management services or workspace management services; (b) other software, hardware, products and services typically provided by an administrative services organization or to help manage a Person’s workforce or workspace resources, and (c) any other line of business in which the Company or its Affiliates are actively engaged in or in the process of becoming engaged in on the date of Participant’s Termination of Service.

“Customer” means any Person who has entered an agreement with the Company or its Affiliates or to whom the Company or its Affiliates otherwise providing software, hardware, products or services on the date of Participant’s Termination of Service.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity

“Potential Customer” means a Person with whom the Company or its Affiliates had had contact with in the one year period preceding the date of Participant’s Termination of Service with the intent that the Company or its Affiliates would provide services or products to such Person and Participant had actual knowledge of such Person.

“Restricted Period” means a period beginning on the Grant Date and expiring one year after the Participant’s Termination of Service.

“Territory” means the United States of America.

Remedies. Participants acknowledges and agrees that money damages would not be an adequate remedy for any breach or threatened breach of the provisions of this Article 3 and that, in such event, Company and its Affiliates, in addition to any other rights and remedies existing in their favor, be entitled to specific performance, injunctive or other equitable relief from any court of competent jurisdiction in order to enforce or prevent any violations of the provisions of this Article 3 (including the extension of the Restricted Period by a period equal to the length of the court proceedings necessary to stop such violation). Any injunction shall be available without the posting of any bond or other security and without having to demonstrate irreparable harm. In the event of an alleged breach or violation by Participant of Article 3 hereof, the Restricted Period will be tolled until such alleged breach or violation is resolved.

Severability. If, at the time of enforcement of any of the provisions of Article 3 hereof, a court determines that the restrictions stated in Section 3.2 are unreasonable under the circumstances then existing, then the maximum period, scope or geographical area reasonable under the circumstances shall be substituted for the Restricted Period, scope or Territory and such court shall be allowed to revise the restrictions contained in Article 3 hereof to cover the maximum period, scope or geographical area permitted by law.

ARTICLE IV.
OTHER PROVISIONS

Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon the Participant, the Company and all other interested persons. No member of the Administrator or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the RSUs.

RSUs Not Transferable. The RSUs shall be subject to the restrictions on transferability set forth in Section 10.1 of the Plan.

Tax Consultation. The Participant understands that the Participant may suffer adverse tax consequences in connection with the RSUs granted pursuant to this Agreement (and the Shares issuable with respect thereto). The Participant represents that the Participant has consulted with any tax consultants the Participant deems advisable in connection with the RSUs and the issuance of Shares with respect thereto and that the Participant is not relying on the Company for any tax advice.

Binding Agreement. Subject to the limitation on the transferability of the RSUs contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

Adjustments Upon Specified Events. The Administrator may accelerate the vesting of the RSUs in such circumstances as it, in its sole discretion, may determine. The Participant acknowledges that the RSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and Article IX of the Plan.

Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to the Participant shall be addressed to the Participant at the Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 3.6, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Participant’s Representations. If the Shares issuable hereunder have not been registered under the Securities Act or any applicable state laws on an effective registration statement at the time of such issuance, the Participant shall, if required by the Company, concurrently with such issuance, make such written representations as are deemed necessary or appropriate by the Company or its counsel.

Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws. Except that the provisions of Article III shall be governed by the law of the state in which the Participant is employed by the Company or its Affiliates and, if the Participant is a remote worker, then the provisions of Article III shall be governed by the laws of the state where Participant is a resident.

Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any other Applicable Law. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such Applicable Law.

Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the RSUs in any material way without the prior written consent of the Participant.

Successors and Assigns. The Company may assign any of its rights under this Agreement, to single or multiple assignees, including, without limitation, its right to enforce and receive the benefit of the restrictive covenants set forth in Article III of this Agreement, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 4.2 hereof, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, then the Plan, the RSUs and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

Not a Contract of Service Relationship. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of the Company or any of its Subsidiaries or interfere with or restrict in any way with the right of the Company or any of its Subsidiaries, which rights are hereby expressly reserved, to discharge or to terminate for any reason whatsoever, with or without cause, the services of the Participant at any time.

Entire Agreement. The Plan, the Grant Notice and this Agreement (including all Exhibits thereto, if any) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof. To the extent there is a conflict between the restrictions in Article III and any other restrictive covenant agreements that Participant has entered in favor of the Company and its Affiliates, the restrictions in this Agreement shall control and be binding on the Participant.

Attorney’s Fees. If any legal action or proceeding relating to this Agreement or the enforcement of this Agreement is brought by the Company or its Affiliates against Participant and the Company or its Affiliates prevail in that legal action or proceeding, the Company shall be entitled to recover from the Participant reasonable attorney’s fees, costs and disbursements, in addition to any other relief to which the Company or its Affiliates is entitled.

Section 409A. This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that this Award (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant shall have only the rights of a general unsecured creditor of the Company and its Subsidiaries with respect to amounts credited and benefits payable, if any, with respect to the RSUs, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to RSUs, as and when payable hereunder.

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